Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pelican Acquisition II Corporation

We hereby consent to the incorporation by reference of our report dated April 3, 2026 (except for Notes 1, 2, 4, 5, 6, 7 and 8 dated June 10, 2026), relating to the financial statements of Pelican Acquisition II Corporation, included in the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

June 10, 2026